Exhibit 99.1

For Immediate Release

Fiserv Announces Launch of Tender Offers for Any and All of its

Outstanding 5.150% Senior Notes due 2027 and 4.400% Senior Notes due 2049

MILWAUKEE, June 16, 2026 - Fiserv, Inc. (NASDAQ: FISV) (the “Company”), a leading global provider of payments and financial services technology solutions, today announced the commencement of tender offers to purchase for cash any and all of the senior notes issued by the Company listed in the table below (collectively, the “Notes”). The tender offers (the “Offers”) are being made pursuant to the Offer to Purchase, dated June 16, 2026 (the “Offer to Purchase”).

Offers to Purchase for Cash Any and All of the Company’s Senior Notes Described in the Table Below

Title of Security	CUSIP No. / ISIN No.(1)	Principal Amount Outstanding	U.S. Treasury Reference Security(2)	Bloomberg Reference Page(2)	Fixed Spread(3)
5.150% Senior Notes due 2027	337738 BJ6 / US337738BJ60	$750,000,000	4.000% UST due May 31, 2028	FIT1	5 bps
4.400% Senior Notes due 2049	337738 AV0 / US337738AV08	$2,000,000,000	5.000% UST due May 15, 2046	FIT1	108 bps

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers listed herein. Such information is provided solely for the convenience of the Holders (as defined below) of the Notes.
(2)

The consideration (the “Consideration”) payable per $1,000 principal amount of Notes validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread specified in the table above plus the yield to maturity of the applicable U.S. Treasury Reference Security specified in the table above based on the bid-side price of such Reference Security on the applicable Reference Page specified in such table at 2:00 p.m., New York City time, on June 23, 2026 (as such date and time may be extended). The calculation of the Consideration may be performed to either the maturity date or the par call date for the Notes, as applicable, in accordance with standard market practice. The Consideration does not include Accrued Interest (as defined below), which will be paid on Notes accepted for purchase by us.

(3)

In addition to the Consideration, holders (each a “Holder” and, collectively, the “Holders”) of Notes accepted for purchase pursuant to the Offers, including Notes accepted pursuant to the Guaranteed Delivery Procedures referred to herein, will also receive accrued interest from the last interest payment date of the Notes to, but not including, the Settlement Date (as defined below) (such accrued interest, the “Accrued Interest”) .

The Offers may be amended by us in our sole discretion, subject to applicable law. The Offers will expire at 5:00 p.m., New York City time, on June 23, 2026, unless extended or terminated by us (such time and date, as the same may be extended or terminated by us in our sole discretion, subject to applicable law, the “Expiration Date”). Tendered Notes may be withdrawn at or prior to the Expiration Date by following the procedures in the Offer to Purchase, but may not thereafter be validly withdrawn, unless otherwise required by applicable law.

Tenders of Notes after the Expiration Date will not be valid, unless the Guaranteed Delivery Procedures specified in the Offer to Purchase are followed.

We expect to purchase all Notes that have been validly tendered (including pursuant to the Guaranteed Delivery Procedures) and not validly withdrawn at or prior to the Expiration Date and accepted for purchase, on the third business day after the Expiration Date, which is expected to be June 26, 2026 unless extended (the “Settlement Date”).

Tenders of Notes may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on June 23, 2026, unless extended by us in our sole discretion (the “Withdrawal Deadline”), but, unless otherwise required by applicable law, may not be validly withdrawn thereafter. The Company may extend the Withdrawal Deadline in its sole discretion. In addition, the Company may extend the Expiration Date without extending the Withdrawal Deadline or otherwise reinstating withdrawal rights of Holders, subject to applicable law.

Our obligation to accept for purchase and pay for Notes pursuant to the Offers is subject to the satisfaction or waiver by the Company of certain conditions set forth in the Offer to Purchase, including, among other things, the receipt of proceeds upon settlement of an offering of new euro denominated senior notes. The Offers are not conditioned upon the tender of any minimum principal amount of the Notes.

The Company refers investors to the Offer to Purchase for the complete terms and conditions of the Offers. The description of the Offers above is only a summary and is qualified in its entirety by the Offer to Purchase, which may be obtained as described below.

Information Relating to the Tender Offers

Citigroup Global Markets Inc. (“Citigroup”), J.P. Morgan Securities LLC (“J.P. Morgan”), TD Securities (USA) LLC (“TD Securities”) and Wells Fargo Securities, LLC (“Wells Fargo Securities”) are the lead dealer managers for the tender offers. Investors with questions regarding the tender offers may contact the lead dealer managers at the following telephone numbers: (i) Citigroup at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), (ii) J.P. Morgan at (866) 834-4666 (toll-free) or (212) 834-3554 (collect), (iii) TD Securities at (866) 584-2096 (toll-free) or (212) 827-2842 (collect), and (iv) Wells Fargo Securities at (866) 309-6316 (toll-free) or (704) 410-4235 (collect). Global Bondholder Services Corporation is the tender and information agent for the tender offers and can be contacted at (855) 654-2014 (toll-free) (bankers and brokers can call collect at (212) 430-3774) or by email at contact@gbsc-usa.com.

None of the Company or its affiliates, their respective boards of directors, the lead dealer managers, the tender and information agent, and the trustee with respect to any Notes is making any recommendation as to whether Holders should tender any Notes in response to the Offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

Holders are urged to evaluate carefully all information in this news release, including the documents referred to herein, consult their own investment and tax advisors and make their own decisions whether to tender some or all of their Notes. If a Holder holds Notes through a custodian bank, broker, dealer, commercial bank, trust company or other nominee, it should contact such custodian or nominee if it wishes to tender its Notes.

The Offer to Purchase may be obtained from Global Bondholder Services Corporation, free of charge, by calling (855) 654-2014 (toll-free) (bankers and brokers can call collect at (212) 430-3774 or by email at contact@gbsc-usa.com. Additionally, copies of the Offer to Purchase are available at the following webpage: https://www.gbsc-usa.com/Fiserv/.

About Fiserv

Fiserv, Inc. (NASDAQ: FISV), a Fortune 500 company, is a global leader uniting commerce and finance. The company powers sustained growth and innovation at scale for financial institutions and businesses worldwide across payments, account processing, digital banking, merchant acquiring, network services, e-commerce, and Clover®, the all-in-one business management platform. Fiserv is a member of the S&P 500® Index and one of FORTUNE® America’s Most Innovative Companies.

Forward-Looking Statements

This news release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development, outlook, or similar expression, and can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan,” or words of similar meaning. Statements that describe our future plans, objectives or goals are also forward-looking statements. The forward-looking statements involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. The factors that may affect our results include, among others, the following: general market conditions which might affect the Offers; our ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for our products and services; the ability of our technology to keep pace with a rapidly evolving marketplace; our ability to successfully implement and achieve the expected benefits associated with our One Fiserv action plan; the success of our merchant alliances, some of which we do not control; the impact of a security breach or operational failure on our business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of our vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, taxes, trade policies and tariffs, a recession, bank failures, or international hostilities, and the impact they may have on us and our employees, clients, vendors, supply chain, operations and sales; our ability to use artificial intelligence to improve our products and services and enhance our operations; the effect of proposed and enacted legislative and regulatory actions affecting us or the financial services industry as a whole; our ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; our ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of our growth strategies; our ability to attract and retain key personnel; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors identified in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in other documents that we file with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements, which speak only as of the date of this news release. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this news release.

For more information contact:
Media Relations: Stacy Davidson Chief Communications and Marketing Officer Fiserv, Inc. stacy.davidson@fiserv.com	Investor Relations: Walter Pritchard Senior Vice President, Investor Relations Fiserv, Inc. walter.pritchard@fiserv.com

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